Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement (“Agreement”) is made by and between Kevin King (“Executive”) and iRhythm Technologies, Inc. (the “Company”) (collectively, Executive and the Company referred to as the “Parties” or individually referred to as a “Party”).
RECITALS

WHEREAS, Executive was employed by the Company;

WHEREAS, Executive signed an Offer Letter with the Company on July 23, 2012 (the “Offer Letter”);

WHEREAS, Executive signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on July 30, 2012 (the “Confidentiality Agreement”);

WHEREAS, Executive signed an Indemnification Agreement with the Company on October 18, 2016 (the “Indemnification Agreement”);

WHEREAS, Executive signed a Participation Agreement with the Company on January 11, 2021 permitting Executive to be eligible to receive severance benefits pursuant to the Company’s Executive Change in Control and Severance Policy (the “Severance Policy”);

WHEREAS, The Company previously granted Executive certain equity awards (“Equity Awards”) covering shares of the Company’s common stock (“Shares”) under the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”) and the terms and conditions of the applicable award agreement governing such Equity Awards (each an “Award Agreement” and collectively the “Award Agreements,” and together with the 2016 Plan, the “Stock Agreements”), each of which outstanding Equity Awards is set forth in the schedule attached hereto as Exhibit A;

WHEREAS, Executive voluntarily separated from employment with the Company effective January 12, 2021 (the “Separation Date”);

WHEREAS, as of the Separation Date, Executive will be deemed to have resigned from his position as the President and Chief Executive Officer (“CEO”) of the Company;

WHEREAS, the Company desires to retain Executive as an independent contractor to perform services for a certain period following the Separation Date, and Executive is willing to perform such services, on the terms described in the Consulting Agreement attached hereto as Exhibit B (the “Consulting Agreement”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.Consideration. In consideration of Executive’s execution and non-revocation of this Agreement under the “Acknowledgment of Waiver of Claims under ADEA” provision below, and in consideration of Executive’s fulfillment of all of the Agreement’s terms and conditions, the Company agrees to the following:

a.2020 Bonus Program. The Company agrees that Executive will remain eligible to receive an award of fully vested Company restricted stock units in 2021 pursuant to the terms and conditions of the Company’s 2020 bonus program established by the Company’s Board of Directors (the “Board”) on

Exhibit 10.1

February 20, 2020 (the “2020 Bonus Program,” and such restricted stock units, the “2020 Bonus RSUs”), subject to Executive remaining a “Service Provider” (as such term is defined in the 2016 Plan) through the date of grant of the 2020 Bonus RSUs. For the avoidance of doubt, the determination of whether to grant the 2020 Bonus RSUs and the number of Shares subject to such 2020 Bonus RSUs will be determined by the Board in good faith in its sole discretion in accordance with the terms and conditions of the 2020 Bonus Program.

b.COBRA. Provided Executive timely elects for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Executive and Executive’s eligible dependents within the time period prescribed pursuant to COBRA, the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) until the earlier of: 1) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans, or 2) August 31, 2021. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA reimbursement benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue his or her group health coverage in effect on the Separation Date (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence in the month following the month of the Separation Date and continue through August 31, 2021.

c.2020 PSUs. 7,187 Shares subject to the performance stock unit Equity Award granted to Executive on February 26, 2020 (the “2020 PSU Award”) will accelerate and fully vest on the Separation Date (such acceleration, the “2020 PSU Award Vesting Acceleration”). The remaining unvested portion of the 2020 PSU Award will terminate on the Separation Date and be of no further force or effect (the “2020 PSU Award Termination,” and together with the 2020 PSU Award Vesting Acceleration, the “2020 PSU Award Amendments”).

d.Resignation. The Company shall process the separation of Executive’s employment with the Company as a resignation and shall represent that Executive resigned from Executive’s employment to any potential future employer who contacts the Company’s human resources department and requests confirmation of this information. Executive agrees that by executing this Agreement, Executive’s resignation from employment will be deemed to have occurred on the Separation Date.

e.No Further Severance and Acknowledgement. Except as explicitly set forth in this section, Executive acknowledges and agrees that Executive is not entitled to receive any severance benefits or other post-employment benefits from the Company, including, but not limited to, under the Offer Letter or the Severance Policy. Executive further specifically acknowledges and agrees that the consideration provided to Executive hereunder fully satisfies any obligation that the Company had to pay Executive wages or any other compensation for any of the services that Executive rendered to the Company, that the amount paid is in excess of any disputed wage claim that Executive may have, that the consideration paid shall be deemed to be paid first in satisfaction of any disputed wage claim with the remainder sufficient to act as consideration for the release of claims set forth herein, and that Executive has not earned and is not entitled to receive any additional wages or other form of compensation from the Company. Executive acknowledges and agrees that no payment or other consideration provided herein constitutes a raise, a bonus, or continued employment and that this Agreement is not a condition of employment or continued employment. Executive hereby acknowledges that without this Agreement, Executive is not otherwise entitled to the consideration listed in this Section 1. Executive also acknowledges that this Agreement is a negotiated severance agreement.

2.Equity. The Parties agree that, (x) for purposes of determining the number of Shares that Executive is entitled to purchase from the Company pursuant to any Equity Awards that are stock options, as of the Separation Date, Executive will be considered to have vested in such number of Shares as set forth in Exhibit A attached hereto,

Exhibit 10.1

and (y) all other Equity Awards that as of the Separation Date are outstanding, and which otherwise remain unvested, are set forth in Exhibit A attached hereto, subject to the 2020 PSU Award Amendments. Subject to the 2020 PSU Award Amendments, the Equity Awards, including the exercise of any vested options and the underlying Shares, shall continue to be governed by the terms and conditions of the applicable Stock Agreements. For the avoidance of doubt, while Executive continues to provide services to the Company pursuant to the Consulting Agreement or as a member of the Board, Executive will continue to vest in the Equity Awards in accordance with the terms and conditions of the applicable Stock Agreements (including, but not limited to, the performance stock unit Equity Award granted to Executive on February 27, 2019). The post-termination exercise period of any of Executive’s stock options will not begin to run until the later of the date that the Executive ceases to provide services to the Company pursuant to the Consulting Agreement or ceases to be a member of the Board, provided, however, that in no event will any stock option be exercisable after the expiration of such Equity Award’s maximum term.

3.Benefits. Executive’s health insurance benefits shall cease on or before January 31, 2021, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

4.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, equity awards, vesting, and any and all other benefits and compensation due to Executive.

5.Consulting Agreement. Concurrently with this Agreement, the Company and Executive shall enter into the Consulting Agreement attached hereto as Exhibit B.

6.Board Membership. The Executive will continue to serve as a member of the Board following the Separation Date. As a non-employee member of the Board, Executive will be eligible to receive cash and equity compensation for Executive’s service as set forth in the Company’s outside director compensation policy, as may be in effect from time to time (the “Director Compensation Policy”), provided that Executive will not be eligible to receive an Initial Award (as such term is defined in the Director Compensation Policy). Executive may resign from the Board at any time with or without advance notice, and with or without reason. Executive’s continued participation on the Board will also be subject to approval from time to time by the affirmative vote of the requisite stockholders of the Company. For purposes of clarity, nothing in this Agreement should be construed to interfere with or otherwise restrict in any way the right of the Company or the Company’s stockholders to remove Executive from the Board at any time in accordance with applicable law.

7.Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive, other than the Company’s continuing obligations pursuant to the Indemnification Agreement, by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:

a.any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

Exhibit 10.1

b.any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act (the “FEHA”);

e.any and all claims for violation of the federal or any state constitution;

f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h.any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or the Indemnification Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Executive may have to unemployment compensation benefits.

8.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has at least twenty-one (21) days within which to consider this Agreement, as set forth below; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and

Exhibit 10.1

understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

9.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

10.No Pending or Future Lawsuits. Executive represents that, with respect to the claims released herein, Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

11.Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.

12.Confidentiality. Subject to the Protected Activity provision, Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Executive may disclose Separation Information only to Executive’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive’s attorney(s), and Executive’s accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Executive agrees that Executive will not publicize, directly or indirectly, any Separation Information.

13.Trade Secrets and Confidential Information/Company Property. Subject to the Protected Activity provision, Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company.

14.No Cooperation. Subject to the Protected Activity provision, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges,

Exhibit 10.1

or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

15.Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) disclosing information pertaining to sexual harassment or any other unlawful or potentially unlawful conduct in the workplace, to the extent protected by applicable law. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute the Company’s confidential information under the Confidentiality Agreement, in any manner not protected by applicable law. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement or the Employment Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

16.Mutual Nondisparagement. Subject to the Protected Activity provision above, the Company and Executive mutually agree to refrain from any disparagement, defamation, libel, or slander of any of the Releasees (including the Chief Executive Officer hired/to be hired to replace Executive) or Executive. Executive shall direct any inquiries by potential future employers to the Company’s human resources department. The Company’s obligations under this provision apply only to its current executive officers, the Chief Executive Officer hired/to be hired to replace Executive and members of its Board of Directors, and only for so long as such individuals are directors or employees of the Company. Company agrees to instruct its current executive officers, the Chief Executive Officer and its Board of Directors of their obligation not to disparage or defame Executive.

17.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, shall entitle the Company immediately to cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.

18.No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

19.Cooperation and Assistance. Executive agrees to voluntarily cooperate with the Company if Executive has knowledge of facts relevant to any threatened or pending litigation against the Company by making Executive reasonably available without further compensation for interviews with the Company or its legal counsel, for up to

Exhibit 10.1

five (5) hours for preparing for and providing deposition testimony, and for preparing for and providing trial testimony. Additional cooperation and assistance provided will be subject to compensation to be determined by Executive in good faith at the time such cooperation and assistance is requested.

20.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

21.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FA A, INCLUDING ITS PROCEDURAL PROVISIONS SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SAN FRANCISCO COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES AGREE THAT THE COMPANY SHALL PAY THE ARBITRATOR’S FEES FOR ANY SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

22.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant

Exhibit 10.1

to section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

23.Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

24.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

25.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

26.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

27.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements, including, but not limited to, the Limited Release and the Severance Policy, and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement, any surviving obligations under the Offer Letter, and the Stock Agreements (subject to the 2020 PSU Award Amendment), except as otherwise modified or superseded herein.

28.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chairman of the Board.

29.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

30.Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive within twenty-one (21) days of Executive’s receipt of this Agreement but no sooner than the Separation Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive timely signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

Exhibit 10.1

31.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

Exhibit 10.1

32.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

a.Executive has read this Agreement;

b.Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;

c.Executive understands the terms and consequences of this Agreement and of the releases it contains;

d.Executive is fully aware of the legal and binding effect of this Agreement; and

e.Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

KEVIN KING, an individual

Dated: January 25, 2021	By:	/s/ Kevin King
Kevin King

IRHYTHM TECHNOLOGIES, INC.

Dated: January 25, 2021	By:	/s/ Abhijit Y. Talwalkar
Chairman of the Board of Directors

Exhibit 10.1

Exhibit A

EXECUTIVE EQUITY AWARDS AS OF JANUARY 12, 2021

Equity Award Type	Grant Date	Number of Shares Subject to Equity Award at Grant	Per Share Exercise Price	Number of Underlying Vested Shares Outstanding as of Separation Date	Number of Underlying Unvested Shares Outstanding as of Separation Date
Restricted Stock Units	02/16/2017	42,000	Not Applicable	-	10,500
Incentive Stock Option	02/16/2017	2,836	$35.25	945	1,891
Nonstatutory Stock Option	02/16/2017	97,164	$35.25	83,096	2,276
Restricted Stock Units	02/28/2018	23,800	Not Applicable	-	11,900
Incentive Stock Option	02/28/2018	1,609	$62.15	-	1,609
Nonstatutory Stock Option	02/28/2018	50,091	$62.15	36,620	13,471
Restricted Stock Units	02/27/2019	8,340	Not Applicable	-	6,255
Performance Stock Units	02/27/2019	37,530 (1)	Not Applicable		37,530
Restricted Stock Units	02/26/2020	21,562	Not Applicable		21,562
Performance Stock Units (2)	02/26/2020	43,124 (1)	Not Applicable		43,124

1.Number of Shares subject to Equity Award at Grant assumes maximum level of achievement of applicable performance objectives.

2.Subject to the effectiveness of the Transition Agreement, a number of Shares subject to this Equity Award will accelerate and fully vest upon the Separation Date as set forth in Section 1(c) of the Transition Agreement, and the remaining Shares will terminate and be of no further force or effect pursuant to the 2020 PSU Award Amendment.

Exhibit 10.1

EXHIBIT B

CONSULTING AGREEMENT

IRHYTHM TECHNOLOGIES, INC.
CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of January 12, 2021 (the “Effective Date”) by and between iRhythm Technologies, Inc., a Delaware corporation with its principal place of business at 699 8th Street, Suite 600, San Francisco California (the “Company”), and Kevin King, an individual (“Consultant”) (each herein referred to individually as a “Party” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company that are outside the usual course of the Company’s business. Consultant is customarily engaged in an independently established trade, occupation, or business of the same nature of the services to be performed, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.Services and Compensation

Consultant shall perform the services described in Appendix A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Appendix A for Consultant’s performance of the Services.

2.Confidentiality

a.Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

b.Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s right to engage in Protected Activity (as defined below), disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant may disclose Confidential Information to any third party on a need-to-

Exhibit 10.1

know basis for the purposes of Consultant performing the Services; provided, however, that such third party is subject to written non-use and non-disclosure obligations at least as protective of Company and the Confidential Information as this Section 2. Consultant may also disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 2.B shall continue after the termination of this Agreement.

c.Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

d.Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

3.Ownership

a.Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions’’), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

b.Pre-Existing Materials. Subject to Section 3.A, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions"), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary

Exhibit 10.1

information or intellectual property right owned by any third party into any Invention without Company’s prior written permission, including without limitation any free software or open source software" TO THE END OF THE LAST SENTENCE.

c.Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights," “droit moral," or the like (collectively, “Moral Rights"). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

d.Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

e.Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3.E shall continue after the termination of this Agreement.

f.Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4.Conflicting Obligations

Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

5.Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically- stored information and

Exhibit 10.1

passwords to access such property, those records maintained pursuant to Section 3.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.

6.Term and Termination

a.Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) final completion of the Services or (ii) termination as provided in Section 6.B.

b.Termination. The Company may terminate this Agreement upon giving Consultant fourteen (14) days prior written notice of such termination pursuant to Section 12.G of this Agreement. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

c.Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:

d.The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and

e.Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 5 (Return of Company Materials), Section 6 (Term and Termination), Section 7 (Independent Contractor; Benefits), Section 8 (Indemnification), Section 9 (Limitation of Liability), Section 10 (Arbitration and Equitable Relief), and Section 11 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.

7.Independent Contractor; Benefits

a.Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

b.Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

8.Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents in connection

Exhibit 10.1

with the Services, (ii) a determination by a court or agency that the Consultant is not an independent contractor when performing the Services, (iii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement and corresponding Confidential Information and Invention Assignment Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole, or in part, from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.

The Parties acknowledge that the Parties entered into an Indemnification Agreement, dated October 19, 2016 (the “Indemnification Agreement”), hereby incorporated by reference. Nothing in this Section 8 (“Indemnification”) shall supersede or affect the terms and conditions of the Indemnification Agreement, including the Company’s continuing obligations, if any, to Consultant pursuant to the Indemnification Agreement.

9.Limitation of Liability

IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

10.Arbitration and Equitable Relief.

a.Arbitration. In consideration of Consultant’s consulting relationship with THE Company, its promise to arbitrate all disputes related to Consultant’s consulting relationship with the Company and Consultant’s receipt of the compensation and other benefits paid to Consultant by Company, at present and in the future, Consultant agrees that any and all controversies, claims, or disputes with anyone (including Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise), arising out of, relating to, or resulting from Consultant’s consulting or other relationship with the Company or the termination of Consultant’s consulting or other relationship with the Company, including any breach of this Agreement, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION AND COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. CONSULTANT FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT MAY BRING ANY ARBITRATION PROCEEDING ONLY IN CONSULTANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. CONSULTANT MAY, HOWEVER, BRING A PROCEEDING AS A PRIVATE ATTORNEY GENERAL AS PERMITTED BY LAW. TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT AGREES TO ARBITRATE any AND ALL COMMON LAW AND/OR statutory claims under LOCAL, state, or federal law, including, but not limited to, claims under THE California Labor Code, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION, AND RELATIONSHIP WITH THE COMPANY, AND claims of BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. CONSULTANT ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT

Exhibit 10.1

DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT AGREEs TO ARBITRATE, CONSULTANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. Consultant further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant. CONSULTANT UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES CONSULTANT TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT.

b.PROCEDURE. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES"), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UNDER THE CALIFORNIA ARBITRATION ACT (CALIFORNIA CODE CIV. PROC. § 1280 ET. SEQ (THE “CAA”). CONSULTANT AGREES THAT THE USE OF THE JAMS RULES DOES NOT CHANGE CONSULTANT’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, CONSULTANT REAFFIRMS THAT CONSULTANT IS AN INDEPENDENT CONTRACTOR. CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. CONSULTANT FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN FRANCISCO COUNTY, CALIFORNIA.

c.REMEDY. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED BY THE CAA OR OTHERWISE PROVIDED BY THIS AGREEMENT, CONSULTANT AGREES THAT ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE COMPANY AND CONSULTANT.

d.AVAILABILITY OF INJUNCTIVE RELIEF. IN ACCORDANCE WITH RULE 1281.8 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE PARTIES AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION OR NONINTERFERENCE. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

e.ADMINISTRATIVE RELIEF. CONSULTANT UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING AN ADMINISTRATIVE CLAIM WITH

Exhibit 10.1

LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODIES OR GOVERNMENT AGENCIES SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM BRINGING ANY ALLEGED WAGE CLAIMS WITH THE DEPARTMENT OF LABOR STANDARDS ENFORCEMENT. LIKEWISE, THIS AGREEMENT DOES PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY ADMINISTRATIVE CLAIMS, EXCEPT AS PERMITTED BY LAW.

f.VOLUNTARY NATURE OF AGREEMENT. CONSULTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT CONSULTANT HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING CONSULTANT’S RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT CONSULTANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.

11.Miscellaneous

a.Governing Law; Consent to Personal Jurisdiction. With the exception of the arbitration requirements set forth in Section 10 herein, to which the FAA shall apply, this Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California for any lawsuit filed against Consultant by the Company.

b.Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.

c.Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

d.Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

e.Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.

Exhibit 10.1

f.Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

g.Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 12.G.

i.If to the Company, to:
iRhythm Technologies, Inc.
699 8th Street, Suite 600
San Francisco, CA 94103
Attention: Denise Andresen, Legal Counsel

ii.If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

h.Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.

i.Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

j.Protected Activity Not Prohibited. Consultant understands that nothing in this Agreement shall in any way limit or prohibit Consultant from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” includes (i) filing and/or pursuing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), (ii) testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the other party to this Agreement, or on the part of the agents or employees of the other party, when Consultant been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, and (iii) disclosing information pertaining to sexual harassment or any unlawful or potentially unlawful conduct to the extent such disclosure is protected by applicable law. Consultant understands that in connection with such Protected Activity, Consultant is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Consultant agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties or in any manner not protected by applicable law. Consultant further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Pursuant to the Defend Trade Secrets Act of 2016, Consultant is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s

Exhibit 10.1

attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
(signature page follows)

Exhibit 10.1

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above

	CONSULTANT	IRHYTHM TECHNOLOGIES, INC.

By:	/s/ Kevin King	By:	/s/ Abhijit Talwalkar
	Kevin King		Abhijit Talwalkar
	Consultant		Board Director

Exhibit 10.1

APPENDIX A

SERVICES AND COMPENSATION

Contact. Consultant’s principal Company contact:

Name: Michael Coyle

Title: President and Chief Executive Officer

Email:

Services. The Services will include, but will not be limited to, the following: advise and assist with reimbursement matters and other transition and onboarding assistance as requested by the Company’s President and Chief Executive Officer, provided that in no event will the amount of Services be greater than 20 hours per month.

Compensation.

The Company will pay Consultant $250 per hour, except that Consultant will not be paid for more than 20 hours per month without prior written approval by the Company Contact.

The Company will reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

Once every month, Consultant shall submit to the Company a written invoice for Services and expenses, and such statement shall be subject to the approval of the contact person listed above or other designated agent of the Company. The Company will remit payment for properly submitted and approved invoices within thirty (30) days following invoice submission. In order to help prevent adverse tax consequences to Consultant under Section 409A (as defined below), in no event will any payment under Section 3.A. of this Appendix be made later than the later of (1) March 15th of the calendar year following the calendar year in which such payment was earned, or (2) the 15th day of the third (3rd) month following the end of the Company’s fiscal year in which such payment was earned.

All payments and benefits provided for under this Agreement are intended to be exempt from or otherwise comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (together, “Section 409A”), so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will the Company reimburse Consultant for any taxes that may be imposed on Consultant as a result of Section 409A.

Exhibit 10.1

This Appendix A is accepted and agreed upon as of January 12, 2021.

	CONSULTANT	IRHYTHM TECHNOLOGIES, INC.

By:	/s/ Kevin King	By:	/s/ Abhijit Talwalkar
	Kevin King		Abhijit Talwalkar
	Consultant		Chairman of the Board